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                                                                   EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company contained in this Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                                       PORTER KEADLE MOORE, LLP

                                       /s/ Porter Keadle Moore, LLP

                                       Successor to the practice of
                                       Evans, Porter, Bryan & Co.

Atlanta, Georgia
May 8, 1997